Exhibit 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the incorporation by reference in this Registration Statement of Better Home & Finance Holding Company’s (formerly known as Aurora Acquisition Corp.) on Form S-8 of our report dated April 17, 2023, which includes an explanatory paragraph as to Aurora Acquisition Corp.’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Aurora Acquisition Corp. as of December 31, 2022 and 2021 and for the years then ended appearing in the Annual Report on Form 10-K of Aurora Acquisition Corp. for the year ended December 31, 2022. We were dismissed as auditors on August 22, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference in such Registration Statement for the periods after the date of our dismissal. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Marcum llp
New York, NY
November 15, 2023